Exhibit 10.1

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made by and between WPT LAND 2 LP, a Delaware limited partnership (“Landlord”) and CARIS MPI, INC., a Texas corporation (“Tenant”), and is dated and effective as of the date on which this Amendment has been fully executed by Landlord and Tenant as evidenced by the dates below the respective signatures of Landlord and Tenant on the signature page of this Amendment.

BACKGROUND

A.Landlord and Tenant are parties to that certain Lease Agreement dated March 4, 2019 (the “Original Lease”), as amended by a First Amendment to Lease Agreement dated June 17, 2019, and as further amended by a Second Amendment to Lease Agreement dated October 5, 2021 (collectively, the “Lease”), covering certain Leased Premises known as Suite 100, containing approximately 35,463 rentable square feet of space (the “Leased Premises”), in the building known as and located at 4415 Cotton Center Boulevard, Building 5, Phoenix, Arizona 85040 (the “Building”), as more fully described in the Lease.

B.Tenant desires to extend the term of the Lease and Landlord has agreed to such extension, subject to the provisions of this Amendment. Accordingly, Landlord and Tenant desire to amend the Lease.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:

1.Recitals. The above recitals are incorporated herein as if fully set forth.

2.Capitalized Terms. All capitalized words and phrases have the meanings attributed to them in the Lease unless otherwise expressly stated herein or unless redefined in this Amendment or the context hereof requires otherwise.

3.Term. (a)    Landlord and Tenant hereby acknowledge and confirm that the current Expiration Date of the Lease, to be amended in accordance with the terms of this Amendment, is July 31, 2026. The Term is hereby extended for one (1) additional period of sixty-one (61) months, which shall commence on August 1, 2026 (the “Extension Commencement Date”) and expire at 11:59 p.m., Pacific time on August 31, 2031, which date shall hereafter be referred to as the “Expiration Date”.

(b)    Section 4(c) of Lease, providing Tenant with an option to renew the Term, shall remain in effect.

4.Minimum Annual Rent.

(a)Notwithstanding anything in the Lease or this Amendment to the contrary, from and after the Effective Date until and including the day before the Extension Commencement Date, Tenant shall continue to pay the monthly Minimum Annual Rent applicable to the Premises as provided in the Lease, which the parties agree is currently Forty-Six Thousand Two Hundred Twenty-Nine Dollars and Sixty-Six Cents ($46,249.66) (per the First Amendment), plus all other charges comprising Rent (i.e. Annual Operating Expenses and any other amounts payable by Tenant to Landlord) pursuant to the Lease, as hereby amended.

(b)From and after the Extension Commencement Date to and including the Expiration Date (the “Extension Term”), as hereby amended, the Minimum Annual Rent for the Premises will be and Tenant shall pay to Landlord the Minimum Annual Rent set forth below on the dates as are set forth below, with each monthly payment due in accordance with the payment date requirements provided for in the Lease for the payment of Minimum Annual Rent:

Period	Monthly	Annualized
8/1/2026	N/A	N/A
9/1/2026 – 8/31/2027	$50,239.25	$602,871.00
9/1/2027 – 8/31/2028	$51,997.65	$623,971.80
9/1/2028 – 8/31/2029	$53,817.55	$645,810.60
9/1/2029 – 8/31/2030	$55,701.14	$668,413.68
9/1/2030 – 8/31/2031	$57,650.70	$691,808.40

Except as set forth in the next succeeding sentence, for the first (1st) month only, the monthly payment of Minimum Annual Rent, but not Annual Operating Expense or utility payments, shall be abated (the “Abatement”). Should there occur an Event of Default by Tenant, Landlord shall be entitled to recover from Tenant in addition to all other rights and remedies available to Landlord hereunder, the Abatement in the amount of $50,239.25. Landlord’s management fee shall not be reduced on account of the Abatement, and the Abatement shall be disregarded for purposes of calculating any management fee based on a percentage of rental revenues.

5.Annual Operating Expenses. From and after the Effective Date and continuing through and including the Expiration Date, as hereby amended, Tenant shall, in addition to its payment of Minimum Annual Rent pursuant to the Lease, as hereby amended, continue pay to Landlord Tenant’s Share of Annual Operating Expenses applicable to the Premises on the same dates as are set forth in the Lease for the payment of Minimum Annual Rent, subject to adjustment and reconciliation and in accordance with the terms of the Lease.

6.Miscellaneous.

(a)Ratification and Affirmation of Lease. Except as expressly set forth herein, the Lease as modified herein remains in full force and effect in accordance with its terms and provisions; and Landlord and Tenant do hereby ratify, adopt, and confirm its terms and provisions and its terms and provisions shall remain in full force and effect. Tenant and Landlord acknowledge and agree that through the date hereof, Landlord and Tenant, including their respective predecessors in interest, and their respective partners, directors, officers, employees and agents, have fully and completely performed all of the obligations on their part to be performed under the Lease, or otherwise have been excused therefrom, and that there exists no default, payment or condition, state of facts or events that, with the passing of time or the giving of notice, or both, would constitute an unsatisfied obligation or default by Landlord or Tenant in the performance of their respective obligations under the Lease, and thus neither Landlord nor Tenant has a claim or cause of action against the other arising from the Lease. From and after the date hereof, the term “Lease” shall mean and refer to the Lease, as modified by this Amendment.

(b)Acceptance of the Premises. Tenant acknowledges that Tenant currently occupies the Premises and, subject to Landlord’s ongoing obligations under the Lease, hereby accepts the Premises, the Building and the Property (including the suitability of the Premises for

Tenant’s permitted use) in “AS IS” condition with any and all faults and latent or patent defects and without relying upon any representation or warranty (express or implied) of Landlord or any representative of Landlord. Landlord has not made and hereby disclaims any representations or warranties regarding the quality of construction, state of repair, workmanship, habitability, merchantability, suitability or fitness for any particular purpose and Tenant has not relied on any such representations or warranties. Landlord shall not be required to alter, remodel, improve, repair, or decorate the Premises or any part thereof, perform any leasehold improvements in connection with this Amendment.

(c)No Assignment, Sublease or Other Transfer. Tenant represents that it has not made any assignment, sublease, transfer or conveyance of the Lease or any interest therein or in the Premises. In addition to Tenant’s other indemnities as set forth in the Lease, Tenant shall protect, defend, indemnify and hold Landlord harmless from any liability incurred as a result of any inaccuracy of this representation.

(d)Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises and this Amendment, other than CRESA (the “Broker”), who represents Tenant. By separate agreement, Landlord shall pay a one-time leasing commission to the Broker, and Landlord shall indemnify Tenant from therefrom. Landlord and Tenant shall each, respectively, protect, defend and indemnify the other against, and hold the other harmless from, any claims for fees or commissions from anyone, other than the Broker, with whom either of them has consulted or negotiated with in regard to the Premises and the Lease, including reasonable attorneys’ fees at all tribunal levels and in connection with any bankruptcy, attorneys’ fees and costs incurred in litigating entitlement to attorneys’ fees and costs, as well as in determining or quantifying the amount of recoverable attorneys’ fees and costs, costs of suit, investigation and expert expenses, discovery and other litigation costs including mediator fees, regardless of whether such costs are otherwise taxable, incurred in connection with the defense of any such claim.

(e)Representations of Tenant; Ministerial Requirements. Tenant represents and warrants that Tenant is duly formed and in good standing in the state of origin and is in good standing in the state of Arizona, that the undersigned representative of Tenant has full power and authority to enter into this Amendment and that Tenant has taken all actions necessary to carry out the transaction contemplated herein, so that when executed, this Amendment constitutes a valid and binding obligation enforceable in accordance with its terms. If requested for good cause by Landlord in writing, Tenant shall provide Landlord with corporate resolutions, operating agreements or other reasonably-requested proof in a form reasonably acceptable to Landlord, authorizing the execution of this Amendment at the time of such execution or thereafter. Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this Amendment or make any claim that this Amendment is invalid or unenforceable, due to any failure of this Amendment to comply with ministerial requirements, including the authority of the person signing this Amendment or to bind Tenant or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

(f)OFAC. Tenant represents and warrants to Landlord (i) that neither Tenant nor any person or Entity that directly owns a ten percent (10%) or greater equity interest in Tenant nor any of its officers, directors or managing members (collectively, “Tenant and Others in Interest”) is a person or Entity with whom U.S. persons or Entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 signed on September 24, 2001 (the “Executive Order”) and entitled “Blocking Property and Prohibiting

Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that Tenant and Others in Interest’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the Term Tenant will comply with the Executive Order and the Money Laundering Act. Tenant certifies that it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to protect, defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees at all tribunal levels and in connection with any bankruptcy including attorneys’ fees and costs incurred in litigating entitlement to attorneys’ fees and costs, as well as in determining or quantifying the amount of recoverable attorneys’ fees and costs, costs of suit, obligations, costs, and expenses of any nature or description arising from or as a result thereof) arising from or related to any breach of the foregoing certifications, representations and warranties.

(g)Entire Agreement. The Lease as modified by this Amendment is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein or therein. No course of prior dealings between the parties, their officers, employees, agents, or affiliates shall be deemed relevant or admissible to supplement, explain or vary any of the terms and provisions of the Lease as modified herein. No representations, understandings or agreements have been made or relied upon in the making of this Amendment other than set forth herein.

(h)Conflicts. Landlord and Tenant agree that should any provision in this Amendment disagree with or conflict with any provision in the Lease, the provision in this Amendment will control.

(i)No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Amendment and that this Amendment will not be construed against Landlord merely because Landlord has prepared this Amendment.

(j)Time of Essence. Time is of the essence of each and every provision of this Amendment, without exception, and strict compliance is required.

(k)No Waiver. The Parties hereby expressly acknowledge and agree that the Parties’ execution of this Amendment shall (i) not constitute a waiver of any of their respective rights and remedies under the Lease or at law, and (ii) not be construed as a bar to any subsequent enforcement of any rights or remedies one party may have against the other party.

(l)Confidentiality. Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Amendment and the Lease to any person or entity unless required by law, except to Tenant’s successors, assigns, accountants, attorneys, lenders, purchasers, insurance agents and real estate brokers and others (all whether current or prospective) with a legitimate business need to know such information, who shall also be required to keep the terms of this Amendment and the Lease confidential. This non-disclosure and confidentiality agreement will be binding upon Tenant without limitation as to time, and a breach of this subparagraph will constitute a material breach under this Amendment and the Lease. Notwithstanding the foregoing, Landlord understands that Tenant may be required to disclose the terms of the Lease to the U.S. Securities and Exchange Commission.

(m)Captions. The captions appearing within the body of this Amendment have been inserted as a matter of convenience and for reference purposes only and in no way define, limit or enlarge the scope or meaning of this Amendment or any provisions of this Amendment.

(n)No Offer; Counterparts; Signatures. This Amendment is submitted to Tenant on the understanding that it will not be considered an offer by Landlord and will not bind Landlord in any way until (a) Tenant has duly executed and delivered this Amendment to Landlord and (b) Landlord has executed and delivered this Amendment to Tenant. Tenant’s offer of this Amendment shall be irrevocable and open for acceptance by Landlord until 5:00 p.m. on the fifteenth (15th) day after execution and delivery hereof by Tenant, and if not accepted by then may be withdrawn by Tenant. This Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Landlord and Tenant expressly agree that if the signature of Landlord and/or Tenant on this Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, e-mail, PDF, Adobe image, JPEG, or if instituted by Landlord a DocuSign executed document), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-onpaper original wet signature penned manually by its signatory.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment on the respective date(s) set forth below.

TENANT: CARIS MPI, INC. a Texas corporation By: /s/David D. Halbert Name: David D. Halbert Title: CEO Date: August 5, 2025	LANDLORD:
WPT LAND 2 LP By: WPT Land 2 GP LLC By: /s/ Tony Nichols Name: Anthony A. Nichols, Jr. Title: Senior Vice President, Leasing Date: August 8, 2025